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                                                                     EXHIBIT 3.1



                           ARTICLES OF INCORPORATION

                                       OF

                           NU-WAVE ACQUISITION, INC.



                      ARTICLE I - NAME AND MAILING ADDRESS

     The name of this corporation is Nu-Wave Acquisition, Inc. and the mailing address of this corporation is 5770 Roosevelt Blvd., Suite 700, Clearwater, FL 33760.



                     ARTICLE II - DURATION; EFFECTIVE DATE

     This corporation shall have perpetual existence, commencing upon the filing of these Articles of Incorporation.



                          ARTICLE III - CAPITAL STOCK

     This corporation is authorized to issue one Hundred (100) Shares One Cent ($.01) par value of common stock, which shall be designated as "Common Shares," having a par value of $.01 per share.



                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this corporation is 100 North Tampa Street, Suite 1800, Tampa, Florida 33602, and the name of the initial registered agent of this corporation at that address is Philip M. Shasteen.


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                         ARTICLE V - BOARD OF DIRECTORS

     The Board of Directors of this corporation shall consist of not less than four directors.



                           ARTICLE VI - INCORPORATOR

     The name and address of the person signing these Articles of Incorporation is Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602.



                         ARTICLE VII - INDEMNIFICATION

     The corporation shall indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.



                            ARTICLE VIII - AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 11th day of June, 1998.





                                             /s/ Philip M. Shasteen
                                             ---------------------------------
                                                 Philip M. Shasteen

                                                                    INCORPORATOR





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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                   AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA


     Pursuant to Florida Statutes Section 48.091, Nu-Wave Acquisition, Inc. desiring to organize under the laws of the State of Florida, hereby designates Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602, as its registered agent to accept service of process within the State of Florida.

                           ACCEPTANCE OF DESIGNATION

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.




                                             /s/ Philip M. Shasteen
                                             ---------------------------------
                                                 Philip M. Shasteen






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